UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2016

PFO GLOBAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-167380	65-0434332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14401 Beltwood Parkway W., Suite 115

Farmers Branch, Texas 75244

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (972) 573-6135
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On August 31, 2016, Brigitte Rousseau was terminated from her position as Chief Financial Officer of PFO Global, Inc. (the “Company”). There were no disagreements between Ms. Rousseau and the Company

Appointment of Principal Financial Officer

On September 12, 2016, the Board of Directors of the Company appointed Mahesh Shetty, the Company’s Chief Restructuring Officer, to also serve in the role as the Company’s principal financial officer. Mr. Shetty, 57, has been a consultant to the Company since December 2015 in the role of Chief Restructuring Officer. Since July 2016, he has served as the Chief Financial Officer of SG Blocks, Inc., a provider of code engineered cargo shipping containers for commercial, industrial and residential building construction. From 2008 to 2015, Mr. Shetty served as the Partner, Chief Operating Officer and Chief Financial Officer of Encore Enterprises, Inc. (“Encore”), a private equity real estate firm with over $750 million in assets. He had senior management oversight and responsibility for all of Encore’s accounting, finance, risk management, human resources and information technology functions. Mr. Shetty began his career at PricewaterhouseCoopers, LLP and has served in executive finance and operational leadership roles with Fortune 500 and mid-size private and public companies in the manufacturing, technology and service industries. [He earned a bachelor’s degree from Osmania University in India, majoring in banking, economics and accounting with a French minor, and received his masters in business administration (summa cum laude) from The University of Texas at Dallas.  He is a Certified Public Accountant, a Certified Information Technology Professional, a Chartered Global Management Accountant and a Fellow Chartered Accountant. Mr. Shetty serves on the Board of Directors and is the Treasurer of Mothers Against Drunk Driving,and is on the Board of Directors of EZlytix, LLC, a private-cloud based business intelligence software company and SG Blocks, Inc.  Mr. Shetty also serves on the Board of Advisors of Hangar Ventures LLC, is a member of the Executive Education Advisory Council of the School of Management at The University of Texas at Dallas, and serves as Chairman of the US India Chamber of Commerce, Dallas Fort Worth. Mr. Shetty’s pertinent experience, qualifications, attributes and skills include expertise in finance, strategy, technology and operations.

The Company has no formal employment agreement with Mr. Shetty. He does not have any family relationships with any of the Company’s directors or executive officers, nor is he a party to any transactions of the type listed in Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2016

PFO Global, Inc.

By:	/s/ Matt Cevasco
Matt Cevasco Chief Executive Officer